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AT&T Delivers Strong First Quarter:

Merger Integration on Track; Advances in Wireless,

Business and Broadband Drive Results

•	$0.45 reported earnings per diluted share, up 21.6 percent versus the year-earlier first quarter
•	$0.65 adjusted earnings per diluted share, up 25.0 percent versus comparable results for the first quarter of 2006
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Wireless operating income margin of 15.2 percent reported, 25.5 percent adjusted; 38.9 percent adjusted wireless OIBDA service margin, up from a comparable 31.9 percent in the year-earlier quarter; 13.5 percent growth in wireless service revenues and further reductions in wireless subscriber churn to 1.3 percent for postpaid and 1.7 percent overall

•	Continued strength in regional business with revenues up 7.0 percent versus pro forma results for the year-earlier first quarter
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Accelerated broadband and video growth: 691,000 increase in high speed Internet connections to reach 12.9 million in service, up 2.3 million over the past year on a pro forma basis; 187,000 total video net adds to reach 1.7 million in service; AT&T U-verseSM video subscribers ramp to 13,000 in service at the end of the first quarter and approximately 20,000 currently, up from 3,000 at the beginning of the year

Note: AT&T's first-quarter earnings conference call will be broadcast live via the Internet at 10 a.m. EDT on Tuesday, April 24, 2007 at www.att.com/investor.relations.

SAN ANTONIO, April 24, 2007 – AT&T Inc. (NYSE: T) today reported strong first-quarter results, as success with merger-integration initiatives and operational execution drove substantial margin expansion and revenue growth. Results included double-digit growth in wireless revenues, strength in regional business and continued progress in enterprise services.

AT&T's first-quarter 2007 reported earnings per diluted share were $0.45, up 21.6 percent from $0.37 in the year-earlier quarter. Adjusted earnings per share – which exclude merger-related costs, the impact of merger-related purchase accounting on Advertising and Publishing results, and a gain from a previously announced sale of wireless assets – were $0.65, up 25.0 percent versus comparable adjusted earnings per share of $0.52 in the year-earlier quarter. This marked AT&T's eighth consecutive quarter of double-digit growth in adjusted earnings per share.

"We had an outstanding start to the year,” said Edward E. Whitacre Jr., AT&T chairman and chief executive officer. “Merger integration is on track, volumes continue to be solid and we expanded margins in both wireless and wireline.

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“I am very pleased to report that in the first full quarter following our acquisition of BellSouth, we kept our focus on customers and grew the business,” Whitacre said. “Wireless service revenues increased at a double-digit pace. In enterprise, we’re winning contracts and expanding our capabilities, and revenue trends are on the right path. Regional business continues to deliver solid growth. Our high speed Internet net adds were strong, and video growth has begun to ramp.

“Most important, operational improvements helped drive a major step up in wireless margins,” Whitacre added. “This margin expansion reflects reductions in churn and great work by our wireless team over the past two years to integrate networks and streamline systems. With a premier nationwide network, excellent customer service and compelling products in customers’ hands and in our pipeline, AT&T has a very promising future in wireless.”

Consolidated Earnings

AT&T's first-quarter 2007 reported net income was $2.8 billion, up from $1.4 billion in the first quarter of 2006, and reported earnings per diluted share were $0.45, versus $0.37 in the year-earlier quarter.

AT&T's first-quarter 2007 reported results included: (1) a gain of $409 million, or $0.04 per share, from previously announced wireless transactions with T-Mobile; (2) a reduction to operating income of $301 million, amounting to $0.03 per share, due to the merger-related purchase accounting treatment of deferred Advertising and Publishing revenues and associated expenses; and (3) integration and amortization costs totaling $2.0 billion, or $0.20 per share, related to AT&T's 2006 acquisition of BellSouth Corporation, its 2005 acquisition of AT&T Corp., and Cingular Wireless’ 2004 acquisition of AT&T Wireless. More than 80 percent of AT&T’s first-quarter 2007 merger-related costs were noncash.

Excluding these three items, AT&T's adjusted earnings for the first quarter of 2007 were $4.1 billion, versus adjusted earnings of $2.0 billion in the year-earlier first quarter.

First-quarter 2007 adjusted earnings per diluted share were $0.65, up 25.0 percent versus a comparable $0.52 in the year-earlier quarter. Adjusted results for the first quarter of 2006 excluded merger-related costs totaling $887 million, or $0.15 per diluted share.

AT&T repurchased 81 million of its shares in the first quarter for $3.0 billion and ended the quarter with 6.2 billion shares outstanding. In March 2006, AT&T announced a plan to buy back $10 billion of its common shares by the end of 2007. First-quarter activity brought total repurchases since the announcement to 165 million shares for $5.7 billion. AT&T now expects to complete the $10 billion of planned share repurchases in the third quarter of 2007. The timing and nature of these repurchases are subject to market conditions and applicable securities laws. In total, combining dividends and share repurchases, AT&T returned $5.2 billion in value to shareowners in the first quarter.

Consolidated Revenues and Margins

AT&T's first-quarter 2007 consolidated revenues totaled $29.0 billion, versus a reported $15.8 billion in the year-earlier first quarter. Excluding effects of the merger-related purchase accounting treatment of deferred Advertising and Publishing revenues, AT&T’s first-quarter 2007 adjusted consolidated revenues would have totaled $29.4 billion.

Reported results for the year-earlier first quarter do not include revenues from BellSouth Corporation, which AT&T acquired on Dec. 29, 2006, or from Cingular Wireless, whose revenues before the BellSouth transaction were accounted for as part of a joint venture. To give investors further basis for comparison, in addition to historical reported results, AT&T has provided supplementary pro forma results for 2005 and 2006, which combine revenues from AT&T, BellSouth and Cingular Wireless in all periods. These pro forma results are available at att.com/investor.relations.

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Versus first-quarter 2006 pro forma revenues of $28.9 billion, AT&T’s first-quarter 2007 revenues adjusted to exclude the effects of purchase accounting on directory revenues grew 1.7 percent to $29.4 billion.

On a reported basis, AT&T’s first-quarter 2007 operating expenses totaled $24.3 billion and operating income was $4.7 billion, up 112.9 percent from $2.2 billion in the year-earlier quarter. Before merger-related adjustments, operating expenses totaled $22.4 billion and operating income was $7.0 billion.

On a reported basis, AT&T’s first-quarter 2007 operating income margin was 16.1 percent, versus 13.9 percent in the year-earlier first quarter. Before merger-related adjustments, AT&T’s first-quarter 2007 operating income margin was 23.7 percent versus 17.3 percent in the first quarter of 2006. Based on these results, AT&T has raised its previous outlook and now expects to achieve a full-year 2007 adjusted operating income margin in the 23 percent to 24 percent range.

AT&T’s margin expansion reflects strong operational improvement in wireless and wireline, solid cost management including progress in realizing merger synergies, and the consolidation of BellSouth results. Merger integration is on track with the full-year outlook that AT&T provided in January of 2007. In the first quarter, cost synergies realized from the AT&T Corp. merger were approximately $600 million, approximately three-fourths expense and one-fourth capital. First-quarter savings from early BellSouth integration activities were approximately $300 million, approximately three-fourths capital and one-fourth expense.

Wireless

AT&T's first-quarter wireless results were highlighted by continued double-digit percentage growth in service revenues, strong gains in data revenues, further reductions in subscriber churn and substantial margin expansion. First-quarter highlights included the following:

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Double-digit wireless service revenue growth. AT&T's total wireless revenues grew 11.2 percent in the first quarter to $10.0 billion. Service revenues, which exclude revenues from sales of handsets and accessories, grew to $9.1 billion, up 13.5 percent versus the year-earlier quarter, reflecting solid subscriber gains and robust growth in data revenues. This marked AT&T’s third consecutive quarter of double-digit percentage growth in wireless service revenues.

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Strong wireless data growth. Wireless data revenues increased 66.8 percent versus the year-earlier first quarter to $1.5 billion. This growth was driven by strong increases in both consumer and business data usage including increased messaging, browsing, downloads, media bundles, laptop connectivity, smart phone connectivity and enterprise vertical market solutions. In the first quarter, AT&T's wireless operations had more than 33 million active data customers, up more than 30 percent over the past year, and delivered nearly 230 million multimedia messages and 14 billion text messages. Wireless data growth also has begun to reflect wider usage of the advanced capabilities and high speeds available with AT&T’s new 3G UMTS/HSDPA network. AT&T has UMTS/HSDPA coverage in 165 cities and is on schedule to cover virtually all of the top 100 U.S. markets this year.

▪

Continued year-over-year gains in wireless ARPU. For the third consecutive quarter, AT&T posted year-over-year growth in wireless service ARPU (average revenues per user). Total service ARPU in the first quarter was $49.21, up 1.4 percent versus the year-earlier quarter, and postpaid ARPU growth was substantially stronger. Data ARPU was $7.88, up $2.66, or 51.0 percent, versus the year-earlier quarter.

▪

Further churn reductions to best-ever levels. AT&T’s wireless subscriber churn levels improved substantially in the first quarter, particularly among the postpaid customer base, driven by AT&T’s premier wireless network performance and its compelling handset selection. Average

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monthly subscriber churn for AT&T’s postpaid wireless customer base was a best-ever 1.3 percent in the first quarter, down from 1.6 percent in the year-earlier quarter and 1.5 percent in the fourth quarter of 2006. Total churn was 1.7 percent, down from 1.9 percent in the year-earlier first quarter and 1.8 percent in the fourth quarter of 2006. AT&T achieved this improvement despite increases to churn due to the company’s ongoing migration of TDMA subscribers to the company's more advanced GSM and UMTS/HSDPA networks and completion of the transition from multiple prepaid systems to the company's single platform.

AT&T’s wireless subscribers increased by 1.2 million in the first quarter to reach 62.2 million, up 6.4 million, or 11.5 percent, over the past year. More than 70 percent of first-quarter net adds were retail, and more than 80 percent of those were postpaid. AT&T’s gross wireless subscriber additions totaled 4.3 million in the first quarter versus 4.7 million in the year-earlier period.

On a reported basis, first-quarter wireless operating expenses totaled $8.5 billion, up 3.6 percent versus the first quarter of 2006. Before merger-related costs, operating expenses were $7.5 billion, down $135 million, or 1.8 percent, versus comparable results in the year-earlier quarter. Major drivers of this decline were reduced network and roaming costs, operating efficiencies from merger synergies and other operational initiatives, and reduced customer acquisition costs.

AT&T’s reported wireless operating income for the first quarter was $1.5 billion, up 88.5 percent from $808 million in the year-earlier period. Before merger-related costs, first-quarter wireless operating income was $2.5 billion, up 81.7 percent from $1.4 billion in the year-earlier quarter.

On a reported basis, AT&T's first-quarter 2007 wireless operating income margin was 15.2 percent, up 620 basis points from 9.0 percent in the year-earlier quarter. Before merger-related costs, AT&T's first-quarter wireless operating income margin was 25.5 percent, up 990 basis points from 15.6 percent in the first quarter of 2006.

AT&T's reported wireless OIBDA service margin in the first quarter was 37.5 percent, up 640 basis points from 31.1 percent in the first quarter of 2006. Before merger-related costs, AT&T's first-quarter wireless OIBDA service margin was 38.9 percent, representing an expansion of 700 basis points versus 31.9 percent for the year-earlier quarter. (OIBDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

Wireline

AT&T’s first-quarter 2007 wireline results included solid progress in merger integration and operational cost initiatives combined with strength in regional business, continued progress in enterprise and accelerated net adds in broadband and video.

First-quarter wireline highlights included the following, based on pro forma revenue and volume comparisons that combine results from AT&T and BellSouth in all periods and include ongoing shifts in customer categories to reflect AT&T’s management of customer relationships:

▪

Strongest year-over-year growth in regional business revenues over the past five quarters, up 7.0 percent. Results included growth in both voice and data revenues. Regional business voice revenues posted mid-single-digit percentage growth, with increased access lines, improved ARPU and low customer churn. Regional business data revenue growth was led by gains in Ethernet, managed Internet and VPN services.

▪

Sustained progress in enterprise services. AT&T’s first-quarter enterprise results reflect a continuation of the positive fundamentals established in recent quarters – strong volumes, substantial contract wins and sustained progress in recurring service revenue trends. First-quarter results included double-digit growth in IP data revenues along with solid demand for data transport, combined with moderating declines in voice revenues. Total revenues from enterprise

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customers declined 4.4 percent versus the year-earlier first quarter. Excluding CPE revenues and results from acquired and divested assets, recurring service enterprise revenues declined 3.4 percent in the first quarter, compared with declines of 3.6 percent in the fourth quarter of 2006 and 5.0 percent in the first quarter of 2006. In the first quarter, AT&T posted its lowest revenues from CPE sales in the past two years, down more than $90 million dollars versus the year-earlier first quarter, as the company emphasized higher-margin service revenues.

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Growth in consumer connections, continued stability in regional consumer revenues. AT&T’s regional consumer connections – which combine retail access lines, high speed Internet and video connections – increased by 402,000 in the first quarter, as high speed Internet growth and video more than offset net declines in traditional access lines that were in line with recent quarters. Primary consumer lines across the 22 states where AT&T has its regional operations declined by 285,000 in the first quarter, compared with declines of 251,000 in the first quarter of 2006 and 331,000 in the fourth quarter of 2006. Additional lines declined by 130,000 in the first quarter, versus declines of 136,000 in the year-earlier first quarter and in the fourth quarter of 2006. As a result of these trends, regional consumer revenues continued to be stable. As reported, regional consumer revenues were down 0.5 percent versus the year-earlier quarter, and excluding the impact of DSL Universal Service Fund charges, which were discontinued in the third quarter of 2006, they were up 0.3 percent.

▪

Strong high speed Internet net adds. AT&T's high speed Internet connections – including DSL, AT&T U-verse high speed Internet and satellite broadband services – increased by 691,000 in the first quarter, their largest gain over the past four quarters. At the end of the first quarter, AT&T had 12.9 million high speed Internet connections, up 2.3 million, or 21.6 percent, on a pro forma basis over the past year. Across AT&T’s regional operations, 33.7 percent of its consumer primary lines now also have the company’s broadband service, up from 26.1 percent a year earlier. In AT&T’s West region, comprised of operations in California and Nevada, AT&T’s broadband penetration of its primary consumer lines is now 42.0 percent.

▪

Accelerated video ramp. AT&T’s video connections – including AT&T U-verse service and bundled satellite television service - increased by 187,000 in the first quarter, up from 111,000 total video net adds in the preceding quarter. At the end of the first quarter, AT&T had 1.7 million total video connections in service, up 520,000 over the past four quarters, and 5.2 percent of AT&T’s primary consumer lines also had a video solution from AT&T. In addition to satellite growth, AT&T has launched service to and is now marketing U-verse services to customers in 15 markets. Sales and installations ramped significantly during the first quarter. At the end of the first quarter, AT&T had 13,000 U-verse video subscribers, up from 3,000 three months earlier, with strong growth continuing in April. By mid-April, U-verse installations had ramped to approximately 2,000 per week, and as of April 24, U-verse subscribers in service had reached approximately 20,000.

AT&T’s first-quarter 2007 wireline revenues totaled $18.0 billion, versus $14.4 billion reported in the year-earlier period, prior to AT&T's acquisition of BellSouth Corporation. Versus pro forma revenues of $18.6 billion for the year-earlier first quarter, wireline revenues declined 3.2 percent.

The primary factors driving the year-over-year pro forma decline in wireline revenues were consistent with trends in recent quarters: access line declines reflecting competition and substitution; pricing pressures in enterprise; anticipated shifts of traffic by major consolidated carriers to their own networks, which affected wholesale comparisons; and the continuation of prior trends in national mass markets, primarily standalone long distance and local bundled services, where AT&T Corp. discontinued proactive marketing in 2004.

AT&T Inc. 1Q 2007 Earnings – Page 6

On a reported basis, wireline operating expenses totaled $15.1 billion in the first quarter, operating income was $2.9 billion, and AT&T’s wireline operating income margin was 16.1 percent, versus a reported operating income margin of 11.4 percent in the year-earlier quarter.

Before merger-related costs, first-quarter wireline operating expenses totaled $14.4 billion, operating income was $3.6 billion, and AT&T’s adjusted wireline operating income margin was 20.1 percent, up from an adjusted 14.4 percent in the year-earlier period. This expansion was driven by solid cost management, expense savings from merger synergies and the addition of former BellSouth operations.

Advertising and Publishing

First-quarter 2007 operational results for AT&T’s Advertising and Publishing segment included stable revenues versus pro forma results for recent quarters from the company’s extensive print Yellow Pages business and continued growth from its Internet search business, YELLOWPAGES.COM.

AT&T’s first-quarter 2007 Advertising and Publishing segment results exclude deferred revenue and expense purchase accounting impacts related to the company’s Dec. 29, 2006 acquisition of BellSouth Corporation. Prior to its acquisition by AT&T, BellSouth amortized the revenues and expenses of printed directory advertising books over the life of the directories, typically 12 months.

In accordance with purchase accounting rules, BellSouth’s deferred revenues and expenses for all directories delivered prior to the close of the merger have been eliminated in consolidated results.

In 2007, this elimination results in reductions to reported consolidated revenues, expenses and net income from the former BellSouth directory operations, but the adjustment does not affect cash from operations. AT&T continues to manage its print directory business using amortized results. As a result, amortized results are shown in the Advertising and Publishing segment in AT&T’s Statement of Segment Income. In 2008, consolidated and segment results will both reflect amortization accounting.

Excluding these deferred revenue and expense purchase accounting impacts, as shown in AT&T’s Statement of Segment Income, in the first quarter, AT&T’s Advertising and Publishing revenues totaled $1.4 billion, operating expenses were $976 million and operating income was $467 million.

These purchase accounting adjustments reduced first quarter consolidated revenues by

$409 million and consolidated operating expenses by $108 million.

Also excluding intangible amortization and integration costs related to the BellSouth acquisition, first-quarter Advertising and Publishing operating expenses were $744 million and operating income was $699 million.

This AT&T release and other news announcements are available as part of an RSS feed at www.att.com/rss.

About AT&T

AT&T Inc. is a premier communications holding company. Its subsidiaries and affiliates, AT&T operating companies, are the providers of AT&T services in the United States and around the world. Among their offerings are the world's most advanced IP-based business communications services and the nation's leading wireless, high speed Internet access and voice services. In domestic markets, AT&T is known for the directory publishing and advertising sales leadership of its Yellow Pages and YELLOWPAGES.COM organizations, and the AT&T brand is licensed to innovators in such fields as communications equipment. As part of its three-screen integration strategy, AT&T is expanding its TV entertainment offerings. Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at www.att.com.

© 2007 AT&T Knowledge Ventures. All rights reserved. AT&T and the AT&T logo are trademarks of AT&T Knowledge Ventures.

AT&T Inc. 1Q 2007 Earnings – Page 7

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's Web site at www.att.com/investor.relations.

Accompanying financial statements follow. Previously released pro forma comparisons are available on AT&T's Investor Relations Web site at www.att.com/investor.relations.

NOTE: OIBDA is defined as operating income (loss) before depreciation and amortization. OIBDA differs from Segment operating Income (loss), as calculated in accordance with GAAP, in that it excludes depreciation and amortization. OIBDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. OIBDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with generally accepted accounting principles. Our calculation of OIBDA, as presented, may differ from similarly titled measures reported by other companies.

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